UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT,
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): February 3, 2004 (February 1, 2004)

COMPREHENSIVE CARE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9927	95-2594724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South Hoover Boulevard Building 219, Suite 200 Tampa, Florida	33609

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 288-4808

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

On February 3, 2004, the Company announced that each of its three former Children’s Health Insurance Program (CHIP) contracts with Texas HMOs have been reinstated effective February 1, 2004. The CHIP mental health benefits had been significantly reduced in September 2003 due to State budget issues that have since been resolved. In addition, the Company announced that it has been awarded one additional CHIP contract by a new HMO client in Texas that was also effective February 1, 2004 and that, collectively, these four contracts serve approximately 140,000 lives and are expected to generate annual gross revenues of approximately $4.3 million to the Company. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Exhibits.

Exhibit	Description

99.1	Press release dated February 3, 2004 announcing the restoration of Texas CHIP business and one new HMO client in Texas.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

COMPREHENSIVE CARE CORPORATION

	By:	/s/ Robert J. Landis

Name: Robert J. Landis Title: Chairman of the Board, Chief Financial Officer and Treasurer

Date: February 3, 2004

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